Exhibit 99.1
N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE

SEPTEMBER 24, 2009

INVESTOR CONTACT: JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763 jeff.mobley@chk.com	MEDIA CONTACT: JIM GIPSON DIRECTOR – MEDIA RELATIONS (405) 935-1310 jim.gipson@chk.com

CHESAPEAKE ENERGY CORPORATION ANNOUNCES
MIDSTREAM JOINT VENTURE

OKLAHOMA CITY, OKLAHOMA, SEPTEMBER 24, 2009 – Chesapeake Energy Corporation (NYSE:CHK) today announced it has entered into a definitive agreement to form a joint venture on a portion of its midstream assets with Global Infrastructure Partners (GIP), a New York-based private equity fund.  As part of the transaction, Chesapeake will contribute certain natural gas gathering and processing assets into a new entity, Chesapeake Midstream Partners, L.L.C. (CMP), and GIP will purchase a 50% interest in CMP.  Chesapeake will retain the remaining 50% interest in CMP and receive $588 million in cash from GIP.  The assets Chesapeake will contribute to the joint venture are substantially all of its midstream assets in the Barnett Shale and also the majority of the company’s non-shale midstream assets in the Arkoma, Anadarko, Delaware and Permian Basins.  Closing of the transaction is anticipated to occur later this month.

CMP will enter into various agreements with Chesapeake, including a long-term gas gathering agreement at rates consistent with current market pricing.  CMP will focus on unregulated business activities in service to both Chesapeake and third-party natural gas producers and its revenues will be generated almost entirely from fixed fee-based arrangements for gathering, compression, dehydration and treating services.

J. Mike Stice, Chesapeake’s Senior Vice President for Natural Gas Projects, will serve as Chief Executive Officer of CMP.  Additionally, CMP intends to expand its management team by adding a Chief Operating Officer and Chief Financial Officer in the next few months.  In order to ensure continuity of service, performance and efficiency, the CMP assets will continue to be operated by existing Chesapeake employees through an Employee Secondment Agreement.  In return for certain cost reimbursements, CMP will utilize various support functions within Chesapeake, including accounting, human resources and information technology.

Chesapeake will continue to operate its midstream assets outside of the CMP joint venture in a separate company, Chesapeake Midstream Development, L.P. (CMD), which will include natural gas gathering assets in the Fayetteville Shale, Haynesville Shale, Marcellus Shale and other areas in Appalachia.

Concurrent with GIP's funding of its interest in the joint venture, CMP is scheduled to close a new $500 million secured revolving bank credit facility agreement that matures in September 2012.  CMP plans to utilize the facility to partially fund capital expenditures associated with the building of additional natural gas gathering systems and for general corporate purposes.  Additionally, Chesapeake will amend and restate the existing lending agreement on its midstream assets to reduce the total capacity from $460 million to $250 million, among other changes.  This separate secured revolving bank credit facility will support CMD’s continuing midstream activities.  Wells Fargo Bank and RBS Securities Inc. served as lead arrangers for the two separate bank credit facilities and Bank of Montreal, Compass Bank and Credit Suisse served as Co-Documentation Agents.

Chesapeake was advised on the joint venture by UBS Investment Bank and was provided a fairness opinion by SunTrust Robinson Humphrey, Inc.  GIP was advised on the joint venture by Credit Suisse Securities (USA) LLC.

Management Comments

Aubrey K. McClendon, Chesapeake’s Chief Executive Officer, commented, “We are pleased to announce the first step in unlocking the embedded value in our midstream assets and further execute on our asset monetization program.  More importantly, we believe CMP will become one of the premier natural gas gathering businesses in the industry and serve as an attractive vehicle for monetizing additional Chesapeake gathering systems as they become more fully developed.  CMP will continue to generate substantial synergies with our upstream operations and some day, we expect CMP to become one of the largest public midstream companies in the nation.”

Stice, stated, “The new joint venture with GIP capitalizes on the financial strength and discipline of this premier financial partner and also the extraordinary growth opportunities within one of the nation’s leading natural gas producers.  I am honored to have been chosen as the CEO of this new joint venture and look forward to delivering exceptional value creation for both Chesapeake’s shareholders and for GIP and its limited partners.”

Conference Call and Presentation Information

A conference call to discuss this release has been scheduled for Monday, September 28, 2009, at 9:00 a.m. EDT.  The telephone number to access the conference call is 913-312-1381 or toll-free 888-211-4435.  The passcode for the call is 4657014.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EDT.  In conjunction with the conference call, a presentation has been posted to the company’s website and can be found in the Investor Relations section under presentations.   For those unable to participate in the conference call, a replay will be available for audio playback from 2:00 p.m. EDT on September 28, 2009 through midnight EDT on October 12, 2009.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 4657014.  The conference call will also be webcast live on the Internet and can be accessed by going to Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of our website.  The webcast of the conference call will be available on our website for one year.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements give our current expectations or forecasts of future events, including our plans and objectives for the midstream joint venture.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this press release, and we undertake no obligation to update this information.  Factors that could cause actual results to differ materially from expected results include continued low natural gas prices, weak future demand for natural gas, lower throughput volumes in the joint venture's systems, and pipeline capacity constraints and interruptions in the joint venture's operating areas.  Other factors affecting Chesapeake's operations are described in “Risk Factors” in our Form 10-K and Form 10-Q filed with the U.S. Securities and Exchange Commission on March 2, 2009 and August 10, 2009, respectively.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Chesapeake Energy Corporation is one of the leading producers of natural gas in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on the development of onshore unconventional and conventional natural gas in the U.S. in the Barnett Shale, Haynesville Shale, Fayetteville Shale, Marcellus Shale, Anadarko Basin, Arkoma Basin, Appalachian Basin, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast and East Texas regions of the United States.  Further information is available at www.chk.com.

Global Infrastructure Partners (“GIP”) is an independent private equity fund that invests worldwide in infrastructure assets in both OECD and select emerging market countries.  GIP targets investments in single assets, and portfolios of assets and companies, in power and utilities, natural resources infrastructure, air transport infrastructure, seaports, freight railroad, water distribution and treatment and waste management.  GIP has offices in New York, London, Hong Kong and Sydney and portfolio operations headquarters in Stamford, Connecticut.  Further information is available at www.global-infra.com.